Exhibit 10.2

Name:
Number of Restricted Stock Units:
Date of Grant:
Vesting Dates:	The first three anniversaries of the Date of Grant.
HILLMAN SOLUTIONS CORP.
2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
This agreement (this “Agreement”) evidences a grant (the “Award”) of Restricted Stock Units (“RSUs”) by Hillman Solutions Corp. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Hillman Solutions Corp. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
1.    Grant of RSUs. On the date set forth above (the “Date of Grant”), the Company granted to the Participant the number of Restricted Stock Units (“RSUs”) set forth above, giving the Participant the conditional right to receive, subject to Section 4 of the Agreement,, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU subject to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The RSUs are granted to the Participant in connection with the Participant’s Employment with the Company. For greater certainty, for RSUs granted to Participant subject to Canadian tax, the first year of service that gave rise to the RSU grant is the year of grant.
2.    Vesting. Unless earlier terminated, forfeited, relinquished or expired, one-third of the RSUs shall become vested on each of the first three anniversaries of the Date of Grant (subject to rounding conventions adopted by the Company from time-to-time), provided that the Participant remains in continuous Employment from the Date of Grant through the applicable vesting date.
3.    Cessation of Employment.
a.    If the Participant’s Employment ceases for any reason, except as expressly provided for in a written agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the RSUs, to the extent not then vested, will be immediately forfeited for no consideration.
b.    Notwithstanding anything contained in Section 2 and 3(a) above to the contrary, in the event (i) the Participant’s Employment terminates due to death or Disability at any time prior to a vesting date, or (ii) the Company terminates the Participant’s Employment other than for Cause during the two-year period commencing on the date of a Change in Control (as defined in the Hillman Solutions Corp. Executive Severance Plan as in effect on the date of grant), then in each case the RSUs, to the extent not then vested, shall immediately and automatically become vested in full upon such termination of Employment.

4.    Delivery of Shares. The Company shall, as soon as practicable upon the vesting of any RSUs (but in no event later than thirty (30) days following the date on which such RSUs vest, or in the event of the Participant’s death, where additional time is needed for administrative reasons, at such later time as is permitted under Section 409A of the Code), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the RSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, to such estate or beneficiary or permitted transferee). For greater certainty, for Participants subject to taxation in Canada, the Administrator retains the discretionary authority to settle the vested RSUs in either Shares or a cash equivalent no later than December 31st of the third year of service following the first year of service in respect of the RSU. For greater certainty, the Administrator intends to settle the vested RSUs in Shares, however, it retains ultimate discretionary authority to elect the form of settlement.
5.    Restrictions on Transfer. The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6.    Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the RSUs, including the right to any Shares acquired in respect of the RSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy and any stock ownership guidelines of, or established by, the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.
7.    Taxes. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of the Award, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes and other amounts required to be withheld. No Shares will be issued in respect of the Award unless and until the Participant has remitted to the Company an amount in cash sufficient to satisfy any withholding requirements or has made other arrangements satisfactory to the Company with respect to such amounts. Unless otherwise determined by the Company, the Company shall automatically satisfy any tax withholding obligations by withholding from the Shares that would otherwise be delivered in connection with a vesting date a number of Shares having a value equal to the minimum statutory amount (or, in the Company’s discretion, such other amount permitted under Section 6(a)(6) of the Plan) required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required withholdings by withholding from the Shares otherwise deliverable in connection with the RSUs, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Participant. Nothing in this Section 7, however, shall be construed as relieving the Participant of any liability for satisfying his or her tax obligations relating to the Award. If a sell-to-cover arrangement is selected as contemplated hereunder the Participant shall bear all costs associated with the sale of Shares under such arrangement.
8.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Award, the

Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9.    Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
(Signatures are on the following page)

The Company, by its duly authorized officer, and the Participant have executed this Agreement.
HILLMAN SOLUTIONS CORP.

By: _____________________________
Name: ___________________________
Title: ____________________________
Agreed and Accepted:

By: _____________________________
[Participant’s Name]